EXHIBIT 3.2

                           AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY AGREEMENT OF
                           AETNA CAPITAL L.L.C.


               This Amended and Restated Limited Liability Company Agreement
of Aetna Capital L.L.C. (the "Company") is made as of           , 1994, among
Aetna Life and Casualty Company ("Aetna") and Aetna Capital Holdings, Inc. ("Aetna Capital"), as initial Members (as defined below) of the Company and the Persons (as defined below) who become Members of the Company in accordance with the provisions hereof.


               WHEREAS, Aetna and Aetna Capital have heretofore formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on March 23, 1994, and entering into a Limited Liability Company Agreement of the Company dated as of March 23, 1994 (the "Original Limited Liability Company Agreement"); and

               WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act and to amend and restate the Original Limited Liability Company Agreement in its entirety.


               NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Original Limited Liability Company Agreement in its entirety and agree as follows:


                                 ARTICLE I

                               DEFINED TERMS

               Section 1.1 Definitions. The terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.


               "Additional Amounts" shall have the meaning set forth in
Section 9.4 of this Agreement.

               "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

               "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.


               "Certificate" means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

               "Common Member" means a Member that holds one or more Common Securities.


               "Common Securities" means the Interests in the Company which represent common limited liability company interests in the Company and are described in this Agreement.


               "Company Dividend Junior Securities" shall have the meaning set forth in Section 9.3 of this Agreement.

               "Company Dividend Parity Securities" shall have the meaning set forth in Section 9.3 of this Agreement.

               "Company Liquidation Parity Securities" shall have the meaning set forth in Section 15.5 of this Agreement.


               "Covered Person" means the Managing Members, any Affiliate of the Managing Members or any officers, directors, shareholders, partners, employees, representatives or agents of the Managing Members, or any employee or agent of the Company or its Affiliates.


               "Debentures" means the Debentures evidencing the loans to Aetna from the Company of the proceeds of the issuances of Interests and related capital contributions.


               "Guarantee" means the Payment and Guarantee Agreement to be entered into by Aetna for the benefit of the Preferred Members, as amended from time to time.

               "Indemnified Person" means each Common Member, any Affiliate of such Common Member or any officers, directors, shareholders, partners, employees, representatives or agents of such Common Member, or any employee or agent of the Company or its Affiliates.

               "Indenture" means the Subordinated Indenture between Aetna and The First National Bank of Chicago, as trustee, pursuant to which the Debentures will be issued, as amended or supplemented from time to time.


               "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

               "Liquidation Distribution" shall have the meaning set forth in
Section 15.5 of this Agreement.


               "LP Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended from time to time.

               "Managing Members" means Aetna and Aetna Capital, in their capacity as the Members that hold all of the outstanding Common Securities.

               "Member" means any Person that holds an Interest in the Company and is admitted as a member of the Company pursuant to the provisions of this Agreement, in its capacity as a member of the Company. For purposes of the Delaware Act, the Managing Members and the Preferred Members shall constitute separate classes or groups of Members.


               "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

               "Preferred Certificate" means a certificate evidencing the Preferred Securities held by a Preferred Member.

               "Preferred Member" means a Member that holds one or more Preferred Securities.


               "Preferred Securities" means the Interests which represent preferred limited liability company interests in the Company and are described in this Agreement.


               "Tax Matters Partner" means the Managing Member designated as such in Section 11.1 hereof.

               "Third Party Creditors" shall have the meaning set forth in
Section 13.1 of this Agreement.

               Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                ARTICLE II

                CONTINUATION AND TERM; ADMISSION OF MEMBERS

               Section 2.1  Continuation.

               (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.


               (b) Upon the execution of this Agreement, Aetna and Aetna Capital shall continue to be Members and shall each be designated as a Common Member and shall together be the holders of all of the Common Securities.


               (c) Either Managing Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any and all amendments to and restatements of the Certificate.

               Section 2.2 Name. The name of the Company heretofore formed and continued hereby is Aetna Capital L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managing Members.

               Section 2.3 Term. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until March 23, 2104, unless dissolved before such date in accordance with the provisions of this Agreement.

               Section 2.4 Registered Agent and Office. The Company's registered agent and office in Delaware shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801. At any time, the Managing Members may designate another registered agent and/or registered office.


               Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 151 Farmington Avenue, Hartford, Connecticut 06156. The Managing Members may change the location of the Company's principal place of business; provided that such change has no material adverse effect upon any Member.

               Section 2.6 Qualification in Other Jurisdictions. The Managing Members shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification, formation or registration is required by law or deemed advisable by the Managing Members. Either Managing Member, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

               Section 2.7  Admission of Members.

               (a) Subject to Section 2.1(b), a Person shall be admitted as a Member and shall become bound by the terms of this Agreement, without execution of this Agreement, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for an Interest) complies with the conditions for becoming a Member as set forth in
Section 2.7(b) and requests (which request shall be deemed to have been made upon acquisition of an Interest directly from the Company or upon an assignment of an Interest from another Person) that the records of the Company reflect such admission.

               The Company shall be promptly notified of any assignment. The Company will reflect the admission of a Member in the records of the Company as soon as is reasonably practicable after either of the following events:
(i) in the case of a Person acquiring an Interest directly from the Company, at the time of payment therefor, and (ii) in the case of an assignment, upon notification thereof (the Company being entitled to assume, in the absence of knowledge to the contrary, that proper payment has been made by the assignee).

               (b) Whether acquiring an Interest directly from the Company or by assignment, a Person shall be admitted as a Member upon the acquisition or assignment, as the case may be, of such Interest and the reflection of such Person's admission as a Member on the registration books maintained by or on behalf of the Company. The consent of any other Member shall not be required for the admission of a Member.

               Section 2.8 Merger, Consolidation, etc. of the Company. The Company may not consolidate or merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except with the prior approval of Holders of not less than 66-2/3% of the stated liquidation preference of the outstanding Preferred Securities or except as set forth in this Section 2.8. The Company may, without the consent of Preferred Members, consolidate or merge with or into, or convey, transfer or lease its assets substantially as an entirety to, a limited liability company or limited partnership or trust organized as such under the laws of any state of the United States of America or the District of Columbia; provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Company under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank with respect to participation in the profits or assets of the Company, (ii) Aetna expressly acknowledges such successor entity as the holder of the Debentures relating to the Preferred Securities, (iii) such merger, consolidation, conveyance, transfer or lease does not cause the Preferred Securities or the Successor Securities, if any, to be delisted (or, in the case of any Successor Securities, to fail to be listed) by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, conveyance, transfer or lease does not cause the Preferred Securities or Successor Securities, if any, to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, (v) such merger, consolidation, conveyance, transfer or lease does not adversely affect the powers, preferences and other special rights of Preferred Members or the holders of the Successor Securities, if any, in any material respect and (vi) prior to such merger, consolidation, conveyance, transfer or lease Aetna has received an opinion of counsel (which counsel is not an employee of Aetna or the Company) to the effect that (w) such merger, consolidation, conveyance, transfer or lease will not cause the Company or such successor entity to become an "investment company" required to be registered under the Investment Company Act of 1940, as amended, (x) Preferred Members will not recognize any gain or loss for federal income tax purposes as a result of such merger, consolidation, conveyance, transfer or lease, (y) such successor entity will not be treated as a corporation for federal income tax purposes and (z) such merger, consolidation, conveyance, transfer or lease will not adversely affect the limited liability of holders of Preferred Securities.

                                ARTICLE III

                     PURPOSE AND POWERS OF THE COMPANY

               Section 3.1 Purpose. The sole purpose of the Company is to issue Interests and to loan the proceeds from the issuance thereof and the related capital contributions to Aetna. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose of the Company as set forth herein.



                                ARTICLE IV

             CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES


               Section 4.1 Form of Contribution. The contribution of a Member to the Company may, as determined by the Managing Members in their discretion, be in cash, or a promissory note or other legal consideration.


               Section 4.2 Contributions by the Common Members. The Common Members shall make such contributions to the Company, either in connection with the purchase of Common Securities or otherwise, so as to cause their Common Securities to be entitled to at least 21% of all interest in the capital, income, gain, loss, deduction, credit and distributions of the Company at all times.


               Section 4.3 Contributions by the Preferred Members. The Preferred Members shall make such contributions to the Company in accordance with the applicable terms of Section 7.1 of this Agreement. Preferred Members, in their capacity as Members of the Company, shall not be required to make any additional contributions to the Company and shall have no additional liability solely by reason of being Preferred Members in excess of their share of the Company's assets and undistributed profits (subject to their obligation to return distributions wrongfully distributed to them as required by applicable law).

               Section 4.4 Allocation of Profits and Losses. The profits and losses of the Company (other than the allocation of profits to Preferred Members in amounts equal to the accrued dividends or distributions on their Preferred Securities) shall, subject to the applicable terms of Section 9.1 of this Agreement and of any series of Preferred Securities, be allocated entirely to the Common Members.

               Section 4.5 Allocation of Distributions. The distributions of the Company shall, subject to the applicable terms of Sections 7.1, 9.1, 9.2,
9.3 and 15.4 of this Agreement and of any series of Preferred Securities (including the preferential allocation of distributions, if any), be allocated entirely to the Common Members.

               Section 4.6 Interests as Personal Property. Each Member hereby agrees that its Interest shall for all purposes be personal property. A Member has no interest in specific Company property.


                                 ARTICLE V

                                  MEMBERS

               Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

               Section 5.2 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.


               Section 5.3 Resignation. The Managing Members shall have no right to resign from the Company. Any other Member may only resign from the Company prior to the dissolution and winding up of the Company upon the assignment of its Interest (including any redemption, repurchase, exchange or other acquisition by the Company of such Interest) in accordance with the provisions of this Agreement. A resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Interest except as otherwise expressly provided for in this Agreement.


                                ARTICLE VI

                                MANAGEMENT


               Section 6.1 Management of the Company. Except as otherwise provided herein, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Managing Members, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. Without limiting the generality of the foregoing, the Managing Members, in their capacity as Common Members and not by virtue of any delegation of management power from any Member, shall have the power on behalf of the Company to:

               (a) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member (including any Managing Member) or any Affiliate of any Member (including, without limitation, making loans to Aetna);


               (b)   call meetings of Members or any class or series thereof;

               (c) issue Interests, including Common Securities, Preferred Securities and classes and series thereof, in accordance with this Agreement;

               (d)   pay all expenses incurred in forming the Company;


               (e) lend money, with or without security, to Aetna or any Affiliate thereof that is not an insurance company;

               (f) determine and make distributions (hereinafter sometimes referred to as "dividends"), in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and of the Delaware Act;

               (g) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

               (h) establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper company purpose;

               (i) redeem, repurchase or exchange on behalf of the Company Interests which may be so redeemed, repurchased or exchanged;

               (j) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Members deem necessary or desirable for the management and operation of the Company, including, without limitation, any Member (including any Managing Member) or any Affiliate of any Member;

               (k) incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, travel, rent, insurance, supplies, salaries and wages of the Company's employees and agents;

               (l) acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Members shall determine;

               (m) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

               (n) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and of the Delaware Act;

               (o) bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

               (p) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Members from time to time;

               (q) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

               (r) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.


               The expression of any power or authority of the Managing Members in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

               Section 6.2 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Members herein set forth.

               Section 6.3 No Management by any Preferred Members. Except as otherwise expressly provided herein, no Preferred Member shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Members, in their capacity as Preferred Members of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.


               Section 6.4 Preferred Members May Appoint a Trustee. Subject to the terms and conditions set forth in Section 8.1(b) of this Agreement, the Preferred Members shall have the right to appoint a trustee, and any trustee so appointed shall have the power to enforce the Company's rights under the Indenture and, to the extent permitted by law, declare and pay dividends on Preferred Securities. Without limiting the powers of any trustee so appointed and for the avoidance of any doubt concerning the powers of the trustee, any trustee, in its own name and as trustee of an express trust, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Company's creditor rights directly against Aetna to the same extent as the Company and on behalf of the Company, and may prosecute such proceeding to judgment or final decree, and enforce the same against Aetna and collect, out of the property, wherever situated, of Aetna, the monies adjudged or decreed to be payable in the manner provided by law. The Managing Members agree to execute and deliver such documents as may be necessary or appropriate for the trustee to exercise such powers.

               Section 6.5 Business Transactions of a Managing Member with the Company. The Managing Members or their Affiliates may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as persons who are not Managing Members or Affiliates thereof.

               Section 6.6 Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

               Section 6.7 Actions by Managing Members. Notwithstanding any provision to the contrary, any action that the Managing Members are authorized to take hereunder or under the Delaware Act may be taken by the Managing Members, acting together, or either Managing Member, acting alone.



                                ARTICLE VII

                COMMON SECURITIES AND PREFERRED SECURITIES

               Section 7.1  Common Securities and Preferred Securities.

               (a) The Interests in the Company shall initially be divided into two classes, Common Securities and Preferred Securities.


               (b) The Preferred Securities may be issued from time to time in one or more series with such relative rights, powers, preferences, limitations and restrictions as may from time to time be established in a written action or actions of the Managing Members providing for the issue of such series as hereinafter provided. Authority is hereby expressly granted to the Managing Members, subject to the provisions of this Agreement, to authorize the issue of one or more series of Preferred Securities, and with respect to each such series to establish by a written action or actions providing for the issue of such series:


               (i) the maximum number of Preferred Securities to constitute such series and the distinctive designation thereof;

             (ii) whether the Preferred Securities of such series shall have voting rights in addition to those set forth in this Agreement and, if so, the terms of such voting rights;


            (iii) the periodic dividend rate (or method of calculation thereof), if any, on the Preferred Securities of such series, the conditions and dates upon which such dividends shall be payable and the ability of the Company, if any, to extend the dividend payment period for the Preferred Securities of such series, the dates from which such dividends shall accrue, the preference or relation which such dividends have with respect to dividends payable on any other class or classes of Interests or on any other series of Preferred Securities, and whether such dividends shall be cumulative or noncumulative;


             (iv) whether the Preferred Securities of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times and other terms and conditions of such redemption (including the amount and kind of consideration to be received upon such redemption);


               (v) any rights in addition to those set forth in this Agreement of the Preferred Members that hold Preferred Securities of such series upon the dissolution of the Company;

             (vi) whether or not the Preferred Securities of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Securities of such series for retirement and the terms and provisions relative to the operation thereof;

            (vii) whether or not the Preferred Securities of such series shall be convertible into, or exchangeable for, Interests of any other class or classes, or of any other series of Preferred Securities, or securities of any other kind, including those issued by the Managing Member or any of its Affiliates, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;


           (viii) any limitations and restrictions in addition to those set forth in this Agreement to be effective while any Preferred Securities of such series are outstanding upon the payment of periodic dividends or other distributions on, and upon the purchase, redemption or other acquisition by the Company of, Common Securities or any other series of Preferred Securities;


             (ix) any conditions or restrictions in addition to those set forth in this Agreement upon the issue of any additional Interests (including additional Preferred Securities of such series or Interests of any other series ranking on a parity with or prior to the Preferred Securities of such series as to periodic dividends or distribution of assets on dissolution);


               (x) the times, prices and other terms and conditions for the offering of the Preferred Securities;


             (xi)  the preferential allocation of profits or losses, if any;
         and


            (xii) any other relative rights, powers and duties as shall not be inconsistent with this Section 7.1.


               In connection with the foregoing and without limiting the generality thereof, the Managing Members are hereby expressly authorized without the vote or approval of any other Member, to take any action to create under the provisions of this Agreement a series of Preferred Securities that was not previously outstanding. Without the vote or approval of any other Member, the Managing Members may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Securities in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The Managing Members shall do all things they deem to be appropriate or necessary to comply with the Delaware Act and are authorized and directed to do all things they deem to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange.


               Any action or actions taken by the Managing Members pursuant to the provisions of this paragraph (b) shall be deemed an amendment and supplement to and part of this Agreement.


               (c) All Preferred Securities shall rank senior to the Common Securities in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution and winding up of the Company. All Preferred Securities redeemed, purchased or otherwise acquired by the Company (including Preferred Securities surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued Preferred Securities undesignated as to series.


               (d) No holder of Common Securities or of Preferred Securities shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Preferred Securities of any series whatsoever, or of securities convertible into any Preferred Securities of any series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.


               (e) Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement. Subject to Section 2.8, Common Securities shall be non-assignable and non-transferable, and may only be issued to and held by the Managing Members. Any transfer or purported transfer of any Common Security shall be null and void except as permitted by Section 2.8. Preferred Securities shall be freely assignable and transferable.


               (f) Any Person purchasing Preferred Securities shall be admitted to the Company as a Preferred Member upon compliance with Section 2.7.

               Section 7.2 Persons Deemed Preferred Members. The Company may treat the Person in whose name any Preferred Certificate shall be registered on the books and records of the Company as a Preferred Member and the sole holder of such Preferred Certificate for purposes of receiving dividends and for all other purposes whatsoever and, accordingly shall not be bound to recognize any equitable or other claims to or interest in such Preferred Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof.


                               ARTICLE VIII

                            VOTING AND MEETINGS

               Section 8.1  Voting Rights of Holders of Preferred Securities.

               (a) Except as shall be otherwise established herein or in the action or actions of the Managing Members providing for the issue of any series of Preferred Securities and except as otherwise required by the Delaware Act, the Preferred Members holding such Preferred Securities shall have, with respect to such Preferred Securities, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.


               (b) If (i) the Company fails to pay dividends in full on the Preferred Securities of any series for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing with respect to any series of Debentures that has not been exchanged for the related series of Preferred Securities; or (iii) Aetna is in default on any of its payment obligations under the Guarantee, then the Members holding a majority in stated liquidation preference of the outstanding Preferred Securities of such series, in the case of clause (i) above, and the Members holding a majority in stated liquidation preference of all outstanding Preferred Securities, in the case of clauses (ii) and (iii) above, together with Members holding any other Interests having the right to vote for appointment of a trustee in such event (other than any Common Member, in its capacity as such), acting as a single class, will be entitled to appoint and authorize a trustee to enforce the Company's rights under the Indenture against Aetna, enforce the obligations undertaken by Aetna under the Guarantee and declare and pay dividends on the Preferred Securities of such series in the case of clause (i) above (but only in the event that the Company's failure to pay dividends is not a consequence of Aetna's exercise of any right it may have to extend the interest payment period for the related series of Debentures). For purposes of determining whether the Company has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are declared and paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after the right to appoint a trustee arises, the Managing Members will convene a meeting to appoint such a trustee. If the Managing Members fail to convene such meeting within such 30-day period, the Members holding
10% in stated liquidation preference of the outstanding Preferred Securities of the series with respect to which dividends have not been paid, in the case of clause (i) above, and the Members holding 10% in stated liquidation preference of all outstanding Preferred Securities, in the case of clauses
(ii) and (iii) above, and such other Interests that are entitled to vote, acting as a single class, will be entitled to convene such meeting. Any trustee so appointed shall vacate office immediately, subject to the applicable terms of any Interests the holders of which were entitled to appoint such trustee, if the Company shall have paid in full all accumulated and unpaid dividends on the Preferred Securities of the series with respect to which dividends have not been paid, in the case of clause (i) above, or such default Aetna shall have been cured, in the case of clause (ii) or (iii) above. Notwithstanding the appointment of any such trustee, Aetna shall retain all rights under the Indenture, including any rights it may have to extend the interest payment period of any Debentures.

               (c) If any resolution is proposed to be adopted by the Members providing for, or the Managing Members propose to take any action to effect:


               (i) any variation or abrogation of the powers, preferences and special rights of the Preferred Securities of any series by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any Interests in the Company ranking, as to participation in the profits or assets of the Company, senior to the Preferred Securities) which variation or abrogation adversely affects the holders of Preferred Securities of such series,


             (ii)  the dissolution of the Company, or


            (iii) the commencement of any bankruptcy, insolvency, reorganization or other similar proceeding involving the Company,


then the Members holding outstanding Preferred Securities of the series, the powers, preferences or special rights of which are proposed to be amended in the case of any resolution or action described in clause (i) above, and the Members holding any outstanding Preferred Securities, in the case of any resolution or action described in clause (ii) or (iii) above, (and, in the case of any resolution or action described in clause (i) above which would adversely affect the powers, preferences or special rights of any Company Dividend Parity Securities or any Company Liquidation Parity Securities, such Company Dividend Parity Securities or such Company Liquidation Parity Securities, as the case may be, or, in the case of any resolution or action described in clause (ii) above, all Company Liquidation Parity Securities or, in the case of any resolution or action described in clause (iii) above, all Members holding outstanding Preferred Securities, any Company Dividend Parity Securities and any Company Liquidation Parity Securities (other than Members holding any such securities that are also creditors of Aetna or any of its subsidiaries) will be entitled to vote together as a class on such resolution or action of the Managing Members (but not any other resolution or action) and such resolution or action shall not be effective except with the approval of the Members holding a majority in stated liquidation preference of such outstanding securities; provided that no such resolution or action shall, without the consent of each Preferred Member affected thereby, (1) change the terms of such Preferred Member's Preferred Securities established pursuant to
Section 7.1(b)(iii), (iv), (v), (vi), (vii), (viii) or (xi) or Section 9.3 or
15.5 in a manner adverse to such Preferred Member or (2) reduce the above-stated percentage of stated liquidation preference necessary to approve such resolution or action or (3) amend the provisions of this Section 8.1(c); provided, further however, that no such approval shall be required under clauses (i) and (ii) if the dissolution of the Company is proposed or initiated upon the occurrence of any of the events specified in Section 15.2
(a) through (c) and (e) through (f).


               The powers, preferences or special rights of the Preferred Securities of any series will be deemed not to be varied by the creation or issue of, and no vote will be required for the creation or issue of, any further Interests in the Company ranking pari passu with or junior to the Preferred Securities of any series with respect to voting rights or rights to participate in the profits or assets of the Company.


               (d) Notwithstanding any provision to the contrary herein, the first sentence of Section 14.1 of this Agreement may only be amended with the consent of each Preferred Member; provided that, to the fullest extent permitted by applicable law, any such amendment shall not permit the Preferred Members to approve any transferee of Common Securities.

               (e) Notwithstanding that Members holding Preferred Securities of any series are entitled to vote or consent under any of the circumstances described in this Agreement, any of the Preferred Securities of any series that are owned by Aetna or any entity owned more than fifty percent by Aetna, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

               Section 8.2 Voting Rights of Holders of Common Securities. Except as otherwise provided herein or by the Managing Members in accordance with Section 7.1 in respect of any series of Preferred Securities and except as otherwise provided by the Delaware Act, all voting rights of the Company shall be vested exclusively in the Common Members. The Common Securities shall entitle the Common Members to vote in proportion to their percentage ownership interest in the Company upon all matters upon which Common Members have the
right to vote.   All Common Members shall have the right to vote separately as a class on any matter on which the Common Members have the right to vote regardless of the voting rights of any other Member.


               Section 8.3  Meetings of the Members.

               (a) Meetings of the Members of any class or series or of all classes or series of Interests may be called at any time by the Managing Members or as provided by any applicable terms of any Preferred Securities. Except to the extent otherwise provided, the following provisions shall apply to meetings of Members.

               (b) Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or by written consent.


               (c) Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Member executing it at any time before it is voted.


               (d) Each meeting of Members shall be conducted by the Managing Members or by such other Person that the Managing Members may designate.


               (e) Any required approval of Preferred Members holding Preferred Securities of a series may be given at a separate meeting of such Preferred Members convened for such purpose or at a meeting of Members of the Company or pursuant to written consent. The Managing Members will cause a notice of any meeting at which Preferred Members holding Preferred Securities of a series are entitled to vote pursuant to Section 8.1(b) or (c) of this Agreement, or of any matter upon which action may be taken by written consent of such Preferred Members, to be mailed to each Preferred Member of record of the Preferred Securities of such series. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Preferred Members are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

               (f) Subject to Section 8.3(e), the Managing Members, in their sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                ARTICLE IX

                                 DIVIDENDS


               Section 9.1 Dividends. (a) Preferred Members shall receive periodic dividends, if any, in accordance with the applicable terms of the Preferred Securities, as and when declared by the Managing Members, and Common Members shall receive periodic dividends, subject to Section 9.3 of this Agreement, the applicable terms of any series of Preferred Securities and to the provisions of the Delaware Act, as and when declared by the Managing Members, in their discretion out of funds legally available therefor.

               (b) Dividends on the Preferred Securities shall be declared by the Managing Members to the extent that the Managing Members reasonably anticipate that at the time of payment the Company will have, and must be paid by the Company to the extent that at the time of proposed payment it has, (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments.

               (c) A Preferred Member shall not be entitled to receive any dividend with respect to the Preferred Securities of any series, irrespective of whether such dividend has been declared by the Managing Members, prior to the date on which such dividend is payable and until such time as the Company has received the interest payment on the related series of Debentures for the interest payment date corresponding to such dividend payment date and such monies are available for distribution to the Preferred Member pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Preferred Member shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company.

               Section 9.2 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a dividend) to any Member on account of its Interest if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.


               Section 9.3 Certain Restrictions on the Payment of Dividends. If dividends have not been paid in full on the Preferred Securities of any series, the Company shall not:

               (i) pay, or declare and set aside for payment, any dividends on the Preferred Securities of any other series or any other Interests in the Company ranking pari passu with the Preferred Securities of such series with respect to participation in profits of the Company ("Company Dividend Parity Securities"), unless the amount of any dividends declared on any Company Dividend Parity Securities is paid on the Company Dividend Parity Securities and the Preferred Securities of such series on a pro rata basis on the date such dividends are paid on such Company Dividend Parity Securities, so that the ratio of

                     (x) (A) the aggregate amount paid as dividends on the Preferred Securities of such series to (B) the aggregate amount paid as dividends on the Company Dividend Parity Securities is the same as the ratio of

                     (y) (A) the aggregate amount of all accumulated arrears of unpaid dividends on the Preferred Securities of such series to (B) the aggregate amount of all accumulated arrears of unpaid dividends on the Company Dividend Parity Securities;

             (ii) pay, or declare and set aside for payment, any dividends on any Interests in the Company ranking junior to the Preferred Securities of such series as to dividends ("Company Dividend Junior Securities"); or

            (iii) redeem, purchase or otherwise acquire any Company Dividend Parity Securities or Company Dividend Junior Securities;

until, in each case, such time as all accumulated arrears of unpaid dividends on the Preferred Securities of such series shall have been paid or set aside for payment in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause
(iii), the date of such redemption, purchase or other acquisition.


               Section 9.4. All payments in respect of the Preferred Securities of any series by the Company shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied upon or as a result of such payment by or on behalf of the United States of America, any state thereof or any other jurisdiction through which or from which such payment is made, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company will pay as a dividend such additional amounts as may be necessary in order that the net amounts received by Preferred Members holding Preferred Securities after such withholding or deduction will equal the amount which would have been receivable in respect of such Preferred Securities in the absence of such withholding or deduction ("Additional Amounts"), except that no such Additional Amounts will be payable with respect to Preferred Securities of any series:

               (a) if the holder or beneficial owner thereof is liable for such taxes, duties, assessments or governmental charges in respect of such Preferred Securities by reason of such holder's or owner's having some connection with the United States, any state thereof or any other jurisdiction through which or from which such payment is made (including, without limitation, actual or constructive ownership, past or present, of 10% or more of the total combined voting power of all classes of stock entitled to vote of Aetna), other than being a holder or beneficial owner of such Preferred Securities, or

               (b) if the Company has notified such holder of the obligation to withhold taxes and requested but not received from such holder or beneficial owner a declaration of non-residence, a valid taxpayer identification number or other claim for exemption (or information or certification required to support such claim), and such withholding or deduction would not have been required had such declaration, taxpayer identification number or claim been received.


                                 ARTICLE X

                             BOOKS AND RECORDS

               Section 10.1 Books and Records; Accounting. The Managing Members shall keep or cause to be kept at the address of the Managing Members (or at such other place as the Managing Members shall advise the other Members in writing) true and full books and records regarding the status of the business and financial condition of the Company.


               Section 10.2 Financial Statements. The Managing Members shall, as soon as available after the end of each fiscal year, cause to be prepared and mailed to each Preferred Member of record the unaudited financial statements of the Company for such fiscal year prepared in accordance with generally accepted accounting principles.


               Section 10.3 Fiscal Year. The fiscal year of the Company for federal income tax and accounting purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year.


               Section 10.4 Limitation on Access to Records. Notwithstanding any provision of this Agreement, the Managing Members may, to the maximum extent permitted by law, keep confidential from the Preferred Members any information the disclosure of which the Managing Members reasonably believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Managing Members are required by law or by an agreement with any Person to keep confidential.



                                ARTICLE XI

                                TAX MATTERS

               Section 11.1 Company Tax Returns. (a) The Managing Members shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Managing Members may, in their discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

               (b) Aetna is hereby designated as the Company's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. Aetna is specifically directed and authorized to take whatever steps Aetna, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the regulations issued under the Code. Expenses incurred by the Tax Matters Partner, in its capacity as such will be borne by the Company.


               Section 11.2 Tax Reports. The Managing Members shall, as promptly as practicable and in any event within 90 days of the end of each fiscal year, cause to be prepared and mailed to each Preferred Member of record federal income tax form K-1 and any other forms which are necessary or advisable.


               Section 11.3 Taxation as Partnership. The Company shall be treated as a partnership for U.S. federal income tax purposes.


                                ARTICLE XII

                                 EXPENSES

               Section 12.1 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for all and shall pay all expenses out of funds of the Company determined by the Managing Members to be available for such purpose, provided that such expenses or obligations are those of the Company or are otherwise incurred by the Managing Members in connection with this Agreement, including, without limitation:


               (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Members;

               (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by the Managing Member in connection with any litigation brought by or on behalf of any Member against the Managing Member);

               (c) all expenses for indemnity or contribution payable by the Company to any Person;

               (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

               (e) all expenses incurred in connection with the preparation of amendments to this Agreement; and

               (f) all expenses incurred in connection with the dissolution, winding up or termination of the Company.



                               ARTICLE XIII

                                 LIABILITY


               Section 13.1 Liability of Common Members. Each Common Member, by acquiring its Interest and being admitted to the Company as a Common Member, shall be liable to the creditors of the Company (other than to Members holding other classes or series of Interests, in their capacity as Members) (hereinafter referred to individually as a "Third Party Creditor," and collectively as the "Third Party Creditors") to the same extent that a general partner of a limited partnership formed under the LP Act is liable under
Section 17-403(b) of the LP Act to creditors of the limited partnership (other than the other partners in their capacity as partners), as if the Company were a limited partnership formed under the LP Act and the Common Members were general partners of the limited partnership. In furtherance but not in limitation of the generality of the foregoing, each Common Member (i) is liable for any and all debts, obligations and other liabilities of the Company, whether arising under contract or by tort, statute, operation of law or otherwise, enforceable directly and absolutely against each Common Member by each Third Party Creditor and (ii) is deemed to and does assume, as a surety and not as a guarantor, each debt, obligation or other liability of the Company to all Third Party Creditors.


               Section 13.2  Liability of Preferred Members.


               (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and, to the extent set forth in Section 13.1, the Common Members and (ii) no Preferred Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Preferred Member of the Company.

               (b) A Preferred Member, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Preferred Member in the written action or actions creating the series of Preferred Securities held by such Preferred Member and (iv) the amount of any distributions wrongfully distributed to it.



                                ARTICLE XIV

                          ASSIGNMENT OF INTERESTS


               Section 14.1 Assignment of Interests. Notwithstanding anything to the contrary in this Agreement other than Section 2.8, Common Securities shall be non-assignable and non-transferable, and may only be issued to a Managing Member and held by the Managing Member to which such Common Security was originally issued. Preferred Securities shall be freely assignable and transferable, subject to the provisions of Section 2.7.


               Section 14.2 Right of Assignee to Become a Member. An assignee shall become a Member upon compliance with the provisions of Section 2.7.


               Section 14.3 Events of Cessation of Membership. A Person shall cease to be a Member upon the lawful assignment of its Interests (including any redemption, exchange or other repurchase by the Company or the Managing Members) or as otherwise provided herein.



                                ARTICLE XV

                 DISSOLUTION, LIQUIDATION AND TERMINATION


               Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. Except as provided in Sections 15.2(b) and (c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company, shall not cause the Company to be dissolved and its affairs wound up so long as the Company at all times has at least two Members. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.


               Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

               (a)   the expiration of the term of the Company, as provided in
         Section 2.3 hereof;


               (b) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging either of the Managing Members a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of either of the Managing Members under any applicable Federal or State bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of either of the Managing Members or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or either of the Managing Members shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable Federal or State bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of either of the Managing Members or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or corporate action shall be taken by either of the Managing Members in furtherance of any of the aforesaid purposes;

               (c) upon the retirement, resignation, expulsion, dissolution, winding up or liquidation of any Managing Member or the occurrence of any other event that terminates the continued membership of such Managing Member under the Delaware Act;


               (d) a decision made by the Managing Members (subject to the voting rights of Preferred Members set forth in Section 8.1) to dissolve the Company;

              (e)    the entry of a decree of judicial dissolution under
         Section 18-802 of the Delaware Act;


               (f) at the election of the Managing Members, in connection with the exchange of all series of Preferred Securities outstanding (in accordance with the terms of the written action establishing each such series of Preferred Securities) for the related series of Debentures; or

              (g)    the written consent of all Members.


               Section 15.3 Notice of Dissolution. Upon the dissolution of the Company, the Managing Members shall promptly notify the Members of such dissolution.


               Section 15.4 Liquidation. Upon dissolution of the Company, the Managing Members or, in the event that the dissolution is caused by an event described in Sections 15.2(b) and (c) and there are no Managing Members, a Person or Persons who may be approved by the Preferred Members holding not less than a majority in aggregate liquidation preference of the Preferred Securities, as liquidating trustees, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the applicable terms of any series of Preferred Securities.

               Section 15.5 Certain Restrictions on Liquidation Payments. In the event of any voluntary or involuntary dissolution of the Company other than in connection with the exchange of all series of Preferred Securities outstanding (in accordance with the terms of the written action establishing each such series of Preferred Securities) for the related series of Debentures, Members holding Preferred Securities of each series at the time outstanding will be entitled to receive out of the assets of the Company legally available for distribution to Members, before any distribution of assets is made to Common Members or Members holding any other class of Interests in the Company ranking junior to the Preferred Securities with respect to participation in assets of the Company, but together with Members holding Preferred Securities of any other series or any other Interests in the Company outstanding ranking pari passu with the Preferred Securities with respect to participation in the assets of the Company ("Company Liquidation Parity Securities"), an amount equal, in the case of Members holding Preferred Securities of such series, to the stated liquidation preference for Preferred Securities of such series as set forth in the actions taken by the Managing Members providing for the issue of such series and all accumulated and unpaid dividends (whether or not declared) to the date of payment (the "Liquidation Distribution"). If, upon any such liquidation, the Liquidation Distributions can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distributions and the aggregate maximum liquidation distributions on the Company Liquidation Parity Securities, then the amounts payable directly by the Company on the Preferred Securities of such series and on such Company Liquidation Parity Securities shall be paid on a pro rata basis, so that the ratio of

                     (i) (x) the aggregate amount paid as Liquidation Distributions on the Preferred Securities of such series to (y) the aggregate amount paid as liquidation distributions on the Company Liquidation Parity Securities is the same as the ratio of

                   (ii) (x) the aggregate Liquidation Distributions to (y) the aggregate maximum liquidation distributions on the Company Liquidation Parity Securities.

               Section 15.6 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XV, and the Certificate shall have been cancelled in the manner required by the Delaware Act.



                                ARTICLE XVI

                               MISCELLANEOUS


               Section 16.1 Amendments. Except as otherwise provided in this Agreement or by any applicable terms of any Preferred Securities, this Agreement may be amended by, and only by, a written instrument executed by the Managing Members.


               Section 16.2 Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.


               Section 16.3 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.


               Section 16.4 Filings. Following the execution and delivery of this Agreement, the Managing Members shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the Managing Members shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Members shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.


               Section 16.5 Power of Attorney. Each Preferred Member does hereby constitute and appoint each Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision of agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.


               The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Preferred Member granting the same or the transfer of all or any portion of such Preferred Member's Interest and (b) extend to such Preferred Member's successors, assigns and legal representatives.


               Section 16.6  Exculpation.

                     (i) No Covered Person shall be liable to the Company or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement.

                   (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

               Section 16.7 Indemnification. To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 16.7 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

               Section 16.8 Additional Documents. Each Preferred Member, upon the request of the Managing Members, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

               Section 16.9 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                     (i) If given to the Company, in care of the Managing Members at the Company's mailing address set forth below:

                     c/o   Aetna Life and Casualty Company
                           151 Farmington Avenue
                           RE4C
                           Hartford, Connecticut  06156
                           Facsimile No.:  (203) 275-2661
                           Attention:  Treasurer

                   (ii) If given to any Member, at the address set forth on the registration books maintained by or on behalf of the Company.

Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in such registration books.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                       AETNA LIFE AND CASUALTY
                                        COMPANY



                                       By:
                                          Name: ______________________
                                          Title:______________________


                                       AETNA CAPITAL HOLDINGS, INC.


                                       By:
                                          Name: ______________________
                                          Title:______________________